Exhibit 10.1
LONG-TERM INCENTIVE PLAN OF
CENTERPOINT ENERGY, INC.
PERFORMANCE SHARE AWARD AGREEMENT
2009 — 2011 PERFORMANCE CYCLE
          Pursuant to this Award Agreement, CenterPoint Energy, Inc. (the “Company”) hereby grants to «FIRST_NAME» «LAST_NAME» (the “Participant”), an employee of the Company, «PBRS» target performance shares of Common Stock (the “Target Performance Shares”), such number of shares being subject to adjustment as provided in Section 14 of the Long-Term Incentive Plan of CenterPoint Energy, Inc. (the “Plan”), conditioned upon the Company’s achievement of the Performance Goals over the course of the 2009 — 2011 Performance Cycle, and subject to the following terms and conditions:
          1. Relationship to the Plan. This grant of Target Performance Shares is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee and are in effect on the date hereof. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. References to the Participant herein also include the heirs or other legal representatives of the Participant.
          2. Definitions. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. For purposes of this Award Agreement:
     “Achievement Percentage” means the percentage of achievement determined by the Committee at the end of the Performance Cycle in accordance with Section 4 that reflects the extent to which the Company achieved the Performance Goals during the Performance Cycle applicable to this Award Agreement.
     “Change in Control Closing Date” means the date a Change in Control is consummated during the Performance Cycle.
     “Disability” means that the Participant is both eligible for and in receipt of benefits under the Company’s long-term disability plan.
     “Employment” means employment with the Company or any of its Subsidiaries.
     “Performance Cycle” means the period beginning on January 1, 2009 and ending on December 31, 2011.
     “Performance Goals” means the standards established by the Committee to determine, in whole or in part, whether the Target Performance Shares are earned, which are attached hereto and made a part hereof for all purposes.
     “Performance Shares” means the shares of Common Stock potentially deliverable to the Participant pursuant to this Award Agreement.

     “Retirement” means a Separation from Service on or after attainment of age 55 and with at least five years of service with the Company; provided, however, that such Separation from Service is not by the Company for Cause. For purposes of this Award Agreement, “Cause” means the Participant’s (a) gross negligence in the performance of his or her duties, (b) intentional and continued failure to perform his or her duties, (c) intentional engagement in conduct which is materially injurious to the Company or its Subsidiaries (monetarily or otherwise) or (d) conviction of a felony or a misdemeanor involving moral turpitude. For this purpose, an act or failure to act on the part of the Participant will be deemed “intentional” only if done or omitted to be done by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company, and no act or failure to act on the part of the Participant will be deemed “intentional” if it was due primarily to an error in judgment or negligence.
     “Section 409A” means Code Section 409A and the Treasury regulations and guidance issued thereunder.
     “Separation from Service” means a separation from service with the Company and all its Subsidiaries within the meaning of Treasury Regulation § 1.409A-1(h) (or any successor regulation).
     “Target Performance Shares” means the actual number of Performance Shares initially granted to the Participant pursuant to this Award Agreement, with such number of Performance Shares to be awarded to the Participant at the close of the Performance Cycle if the Company attains an Achievement Percentage of 100% for the Performance Goals associated with such Target Performance Shares.
     “Vested Performance Shares” means the shares of Common Stock awarded to the Participant following the Participant’s satisfaction of the vesting provisions of Section 5 and, if applicable, the determination by the Committee of the extent to which the Company has achieved the Performance Goals for the Performance Cycle pursuant to Section 4.
          3. Establishment of Target Performance Share Account. The grant of Target Performance Shares pursuant to this Award Agreement shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the accrual in favor of the Participant of the unfunded and unsecured right to receive shares of Common Stock of the Company, which right shall be subject to the terms, conditions and restrictions set forth in the Plan and to the further terms, conditions and restrictions set forth in this Award Agreement.
          4. Award Opportunity.
     (a) The Performance Goals established for the Performance Cycle are attached hereto and made a part hereof for all purposes. Except as otherwise provided in Section 5(b)(ii) and Section 6, the number of Performance Shares awarded to the Participant shall be the product of the number of Target Performance Shares and the Achievement Percentage that is based upon the Committee’s determination of whether and to what extent the Performance Goals have been achieved during the Performance Cycle.
     (b) No later than 60 days after the close of the Performance Cycle, the Committee shall determine the extent to which each Performance Goal has been achieved. If the Company has performed at or above the threshold level of achievement for a Performance Goal, the Achievement Percentage shall be between 50% and 150%, with a target level of achievement resulting in an Achievement Percentage of 100%. In no event shall the Achievement Percentage exceed 150%. The combined level of achievement is the sum of the weighted achievements of the Performance Goals as approved by the Committee. Upon completing its determination of the level at which the Performance Goals have been achieved, the Committee shall notify the Participant of the number of Vested Performance Shares that will be issued to the Participant pursuant to Section 7.
          5. Vesting of Performance Shares.
     (a) Unless earlier forfeited in accordance with Section 5(b)(i) or unless earlier vested in accordance with Section 5(b)(ii) or Section 6, the Participant’s right to receive the Performance Shares shall vest as of the last day of the Performance Cycle. As soon as administratively practicable, but in no event later than 60 days, after the close of the Performance Cycle, the Committee shall deliver to the Participant the written notice required by Section 4 of the level at which the Performance Goals established for the Performance Cycle have been achieved.
     (b) If the Participant’s Separation from Service date occurs prior to the close of the Performance Cycle or the occurrence of a Change in Control, then the applicable of the following clauses shall apply with respect to the Performance Shares subject to this Award Agreement:
     (1) Forfeiture of Entire Award. If the Participant’s Employment is terminated, such that the Participant has a Separation from Service, by the Company or any of its Subsidiaries or by the Participant for any reason other than due to death, Disability or Retirement, then the Participant’s right to receive any Performance Shares shall be forfeited in its entirety as of the date of such Separation from Service.
     (ii) Death or Disability. If the Participant’s Employment is terminated due to death or Disability, the Participant’s right to receive the Target Performance Shares shall vest on the date of such Separation from Service in the proportion of the number of days elapsed in the Performance Cycle as of the date of Separation from Service by the total number of days in the Performance Cycle. The Participant’s right to receive additional Performance Shares shall be forfeited at such time.
     (iii) Retirement. If the Participant’s Employment is terminated due to Retirement, the Participant’s right to receive the Performance Shares shall vest as of the last day of the Performance Cycle in a pro-rata amount determined by multiplying (1) the number of Performance Shares awarded to the Participant based upon the Committee’s determination of achievement of Performance Goals as provided in Section 4, by (2) a fraction, the numerator of which is the number of days elapsed in the Performance Cycle as of the date of the Participant’s Separation from Service, and the denominator of which is the total number of days in the Performance Cycle. The Participant’s right to receive additional Performance Shares shall be forfeited at such time.
     (c) The Performance Shares that vest in accordance with the provisions of this Section 5 shall be paid as provided in Section 7 hereof.

          6. Distribution Upon a Change in Control. Notwithstanding anything herein to the contrary and without regard to the Performance Goals, if there is a Change in Control during the Performance Cycle, upon the Change in Control Closing Date, the Participant’s right to receive the Performance Shares shall vest and be settled by the distribution to the Participant of:
     (a) shares of Common Stock equal to the Target Performance Shares; plus
     (b) shares of Common Stock (rounded up to the nearest whole share) having a Fair Market Value equal to the amount of dividends that would have been declared on the number of such shares determined under clause (a) above during the period commencing at the beginning of the Performance Cycle and ending on the date immediately preceding the Change in Control Closing Date.
In lieu of the foregoing distribution in shares, the Committee, in its sole discretion, may direct that such distribution be made to the Participant in a lump cash payment equal to:
     (x) the product of (i) the Fair Market Value per share of Common Stock on the date immediately preceding the Change in Control Closing Date and (ii) the Target Performance Shares; plus
     (y) the amount of dividends that would have been declared on the number of shares of Common Stock determined under clause (a) above during the period commencing at the beginning of the Performance Cycle and ending on the date immediately preceding the Change in Control Closing Date.
Such distribution, whether in the form of shares of Common Stock or, if directed by the Committee, in cash, shall be made to the Participant no later than the 70th day after the Change in Control Closing Date, and shall satisfy the rights of the Participant and the obligations of the Company under this Award Agreement in full.
          7. Payment of Award.
     (a) If the Participant’s right to receive the Performance Shares has vested pursuant to Section 5(a) or Section 5(b)(iii), a number of shares of Common Stock equal to the number of Vested Performance Shares shall be registered in the name of the Participant and certificates representing such Common Stock shall be delivered to the Participant not later than the 70th day after the last day of the Performance Cycle.
     (b) If the Participant’s right to receive the Performance Shares has vested pursuant to Section 5(b)(ii), a number of shares of Common Stock equal to the number of Vested Performance Shares shall be registered in the name of the Participant (or his or her estate, if applicable) and certificates representing such Common Stock shall be delivered to the Participant (or his or her estate, if applicable) not later than the 70th day after the Participant’s Separation from Service date.
     (c) The Company shall have the right to withhold applicable taxes from any such payment of Vested Performance Shares or from other compensation payable to the Participant at the time of such vesting and delivery pursuant to Section 11 of the Plan (but subject to compliance with the requirements of Section 409A, if applicable).
     (d) Upon delivery of the Vested Performance Shares pursuant to Section 7(a) or 7(b) above, the Participant shall also be entitled to receive a cash payment equal to the sum of all dividends, if any, declared on the Vested Performance Shares after the commencement of the Performance Cycle but prior to the date the Vested Performance Shares are delivered to the Participant.

          8. Confidentiality. The Participant agrees that the terms of this Award Agreement are confidential and that any disclosure to anyone for any purpose whatsoever (save and except disclosure to financial institutions as part of a financial statement, financial, tax and legal advisors, or as required by law) by the Participant or his or her agents, representatives, heirs, children, spouse, employees or spokespersons shall be a breach of this Award Agreement and the Company may elect to revoke the grant made hereunder, seek damages, plus interest and reasonable attorneys’ fees, and take any other lawful actions to enforce this Award Agreement.
          9. Notices. For purposes of this Award Agreement, notices to the Company shall be deemed to have been duly given upon receipt of written notice by the Corporate Secretary of CenterPoint Energy, Inc., 1111 Louisiana, Houston, Texas 77002, or to such other address as the Company may furnish to the Participant.
          Notices to the Participant shall be deemed effectively delivered or given upon personal, electronic, or postal delivery of written notice to the Participant, the place of Employment of the Participant, the address on record for the Participant at the human resources department of the Company, or such other address as the Participant hereafter designates by written notice to the Company.
          10. Shareholder Rights. The Participant shall have no rights of a shareholder with respect to the Performance Shares, unless and until the Participant is registered as the holder of shares of Common Stock.
          11. Successors and Assigns. This Award Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns except as expressly prohibited herein and in the Plan. Notwithstanding anything herein or in the Plan to the contrary, the Performance Shares are transferable by the Participant to Immediate Family Members, Immediate Family Members trusts, and Immediate Family Member partnerships pursuant to Section 13 of the Plan.
          12. No Employment Guaranteed. Nothing in this Award Agreement shall give the Participant any rights to (or impose any obligations for) continued Employment by the Company or any Subsidiary or any successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Participant.
          13. Compliance with Section 409A. It is the intent of the Company and the Participant that the provisions of the Plan and this Award Agreement comply with Section 409A and will be interpreted and administered consistent therewith. Accordingly, (i) no adjustment to the Award Agreement pursuant to Section 14 of the Plan and (ii) no substitutions of the benefits under this Award Agreement, in each case, shall be made in a manner that results in noncompliance with the requirements of Section 409A, to the extent applicable. The foregoing notwithstanding, the Performance Shares are intended not to be subject to Section 409A under the short term deferral exclusion, and this Award Agreement shall be interpreted and administered consistent therewith.
          14. Compliance with Recoupment Policy. Any amounts payable or paid under this Award Agreement are subject to the recoupment policy of the Company as in effect from time to time.

          15. Modification of Award Agreement. Any modification of this Award Agreement shall be binding only if evidenced in writing and signed by an authorized representative of the Company.